EXHIBIT 23.3

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP



     We hereby consent to the use in this registration statement on Form SB-2 of our report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) dated February 28, 2002, relating to the financial statements of Environmental Safeguards, Inc. which appears in such registration statement. We also consent to the reference to our firm under the caption "Experts in such registration statement".


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/s/ PricewaterhouseCoopers LLP



Houston, Texas
April 30, 2003


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